Exhibit 99.1

Atheros Announces Second Quarter 2010 Results

11 Percent Sequential Increase in Revenue to $238.2 Million

SANTA CLARA, CA—(Marketwire - July 19, 2010) - Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today announced financial results for its second quarter ended June 30, 2010.

Revenue in the second quarter of 2010 was a record $238.2 million, up 11 percent compared to $214.7 million reported in the first quarter of 2010. Second quarter 2010 revenue increased 112 percent compared to $112.2 million reported in the second quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded net income in the second quarter of 2010 of $29.7 million or $0.41 per diluted share. This compares to GAAP net income of $19.7 million or $0.27 per diluted share in the first quarter of 2010. Net loss in the second quarter of 2009 was $0.3 million or $0.00 per diluted share. Cash, cash equivalents and marketable securities were $508.4 million at June 30, 2010, up $64.8 million from the balance at March 31, 2010.

Atheros reports gross margin, operating expenses, operating income, net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the realized gain on sale or the impairment of long-term investments and the tax impact of these excluded items. A reconciliation of preliminary GAAP net income (loss) to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income, is presented in the financial statements portion of this release.

Non-GAAP gross margin in the second quarter of 2010 was 49.8 percent of revenue, compared to 49.5 percent reported in the first quarter of 2010 and 47.4 percent in the second quarter of 2009. Non-GAAP operating income in the second quarter of 2010 was 22.6 percent of revenue, compared to 21.4 percent in the first quarter of 2010 and 10.8 percent in the second quarter of 2009.

Non-GAAP net income in the second quarter of 2010 was $49.2 million or $0.67 per diluted share, compared to $40.7 million or $0.57 per diluted share in the first quarter of 2010 and $12.3 million or $0.20 per diluted share in the second quarter of 2009.

“Strong demand from our networking and consumer channels enabled us to post record revenue, operating profit and cash flow generation in the second quarter. Connectivity solutions for our consumer channel are being widely adopted by a variety of customers reflecting new market opportunities for our portfolio of communications products,” said Craig Barratt, president and chief executive officer of Atheros Communications. “Our networking channel was also strong in the second quarter, and with the anticipated acquisition of Opulan Technologies, Atheros is further broadening its platform solutions for these customers. We believe our vision of driving widespread connectivity into an expanding number of hybrid networking, PC and consumer solutions, positions us well for the future.”

Recent Atheros Highlights

July 19, 2010 — Atheros Adds PON Technology with the Acquisition of Opulan Technologies

July 19, 2010 — Atheros Ships 500 Millionth Wi-Fi® Chipset

July 14, 2010 — Atheros and Wilocity Partner to Build Tri-Band Wireless Solutions that Combine Wi-Fi and WiGig™ Technologies

June 15, 2010 — Atheros Awarded U.S. Department of Energy Grant to Develop Low-Power, Smart Grid Solutions with Its AMP™ Powerline Technology

June 1, 2010 — Atheros Wi-Fi and Bluetooth® Solutions Help Acer Enhance the Mobile Connectivity Experience

June 1, 2010 — Atheros 3-Stream 802.11n Router Solutions Deliver Exceptional Performance to Support Demanding Multimedia Applications in the Home and Enterprise

May 6, 2010 — Atheros Powerline Technology Delivers Unprecedented Performance for Ethernet-over-Coax Broadband Deployments

Conference Call

Atheros will broadcast its second quarter financial results conference call today, Monday, July 19, 2010, at 2 p.m. Pacific time (5 p.m. Eastern time). To listen to the call from within the United States, please dial 877-835-9268 approximately 10 minutes prior to the start of the call. To listen to the call from outside the United States, please dial 706-634-9690 approximately 10 minutes prior to the start of the call. The pass code is Atheros.

Prior to this conference call, Atheros will post supplemental financial data on its web site at http://investors.atheros.com. Atheros is making this information available prior to the conference call in order to provide the investment community with additional time to analyze Atheros’ results and prepare for the call with management.

Atheros’ financial results conference call will also be available via a webcast at http://investors.atheros.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and available approximately one hour after the live call concludes at http://investors.atheros.com for six months.

About Atheros Communications, Inc.

Atheros Communications is a global leader in innovative technologies for wireless and wired communications. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit www.atheros.com or send an email to info@atheros.com.

Atheros, the Atheros logo and AMP are trademarks of Atheros Communications, Inc. All other trademarks mentioned in this document are the sole property of their respective owners.

NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters set forth in this press release, including our statements regarding our market opportunities from the consumer channel, the anticipated acquisition of Opulan Technologies Corp. and the expected benefits from the acquisition, our future prospects, and the benefits of using non-GAAP financial measures are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, difficulties in the development of new and enhanced products, general economic conditions, the effects of competition and technological change, the risk that the acquisition of Opulan Technologies will not be consummated or that we will not realize the benefits we expect from the acquisition, and the risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
Net revenue	$238,219	$214,705	$112,224
Cost of goods sold	119,792	111,315	59,181

Gross profit	118,427	103,390	53,043
Operating expenses:
Research and development	46,459	42,970	30,480
Sales and marketing	22,055	20,653	14,305
General and administrative	10,686	9,508	6,872
Amortization of acquired intangible assets	8,266	9,115	2,885
Acquisition-related charges	317	466	—

Total operating expenses	87,783	82,712	54,542
Income (loss) from operations	30,644	20,678	(1,499)
Interest income, net	1,140	1,145	1,563
Realized gain (impairment) of long-term investments, net	62	196	(30)
Income tax provision	(2,111)	(2,280)	(284)

Net income (loss)	$29,735	$19,739	$(250)

Basic earnings (loss) per share	$0.42	$0.29	$0.00

Diluted earnings (loss) per share	$0.41	$0.27	$0.00

Shares used in computing basic earnings (loss) per share	70,403	68,791	61,427

Shares used in computing diluted earnings (loss) per share	72,950	71,813	61,427

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Six Months Ended June 30,
	2010	2009
Net revenue	$452,924	$200,149
Cost of goods sold	231,107	105,025

Gross profit	221,817	95,124
Operating expenses:
Research and development	89,429	59,525
Sales and marketing	42,708	27,721
General and administrative	20,194	12,802
Amortization of acquired intangible assets	17,381	5,770
Acquisition-related charges	783	—

Total operating expenses	170,495	105,818
Income (loss) from operations	51,322	(10,694)
Interest income, net	2,285	3,234
Realized gain (impairment) of long-term investments, net	258	(1,137)
Income tax benefit (provision)	(4,391)	795

Net income (loss)	$49,474	$(7,802)

Basic earnings (loss) per share	$0.71	$(0.13)

Diluted earnings (loss) per share	$0.68	$(0.13)

Shares used in computing basic earnings (loss) per share	69,597	61,173

Shares used in computing diluted earnings (loss) per share	72,382	61,173

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$508,375	$402,235
Accounts receivable, net	92,466	58,012
Inventory	87,322	70,396
Deferred income taxes and other current assets	28,647	26,985

Total current assets	716,810	557,628

Property and equipment, net	16,170	14,955
Long-term investments	7,000	15,523
Goodwill and net acquired intangible assets	306,848	324,229
Deferred income taxes and other assets	5,534	3,014

	$1,052,362	$915,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$159,125	$141,068
Deferred income taxes and other long-term liabilities	46,122	42,421
Stockholders’ equity	847,115	731,860

	$1,052,362	$915,349

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
GAAP net income (loss)	$29,735	$19,739	$(250)
Stock-based compensation:
Cost of goods sold	315	216	186
Research and development	7,286	6,599	5,148
Sales and marketing	4,618	4,067	3,392
General and administrative	2,507	2,148	2,012

Total stock-based compensation	14,726	13,030	10,738
Acquisition-related charges:
Amortization of acquired intangible assets	8,266	9,115	2,885
Other acquisition-related charges	317	466	—
Amortization of acquisition-related step-up value of inventory	—	2,634	—
Realized (gain) impairment of long-term investments, net	(62)	(196)	30
Net tax effect of non-GAAP adjustments	(3,809)	(4,067)	(1,065)

Non-GAAP net income	$49,173	$40,721	$12,338

Shares used in computing non-GAAP basic earnings per share	70,403	68,791	61,427

Shares used in computing non-GAAP diluted earnings per share	72,950	71,813	63,021

Non-GAAP basic earnings per share	$0.70	$0.59	$0.20

Non-GAAP diluted earnings per share	$0.67	$0.57	$0.20

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS

(Unaudited)

(In thousands, except per share data)

	Six Months Ended June 30,
	2010	2009
GAAP net income (loss)	$49,474	$(7,802)
Stock-based compensation:
Cost of goods sold	531	359
Research and development	13,885	9,764
Sales and marketing	8,685	6,234
General and administrative	4,655	3,534

Total stock-based compensation	27,756	19,891
Acquisition-related charges:
Amortization of acquired intangible assets	17,381	5,770
Amortization of acquisition-related step-up value of inventory	2,634	—
Other acquisition-related charges	783	—
Realized (gain) impairment of long-term investments, net	(258)	1,137
Net tax effect of non-GAAP adjustments	(7,876)	(2,774)

Non-GAAP net income	$89,894	$16,222

Shares used in computing non-GAAP basic earnings per share	69,597	61,173

Shares used in computing non-GAAP diluted earnings per share	72,382	62,636

Non-GAAP basic earnings per share	$1.29	$0.27

Non-GAAP diluted earnings per share	$1.24	$0.26

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income and earnings per share. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term investments net of subsequent realized gains and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	more meaningful comparability of our on-going operating results;

•	the ability to better identify trends in our underlying business; and

•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog and transaction costs related to our acquisitions. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Realized gains/impairments of long-term investments relates primarily to the other-than-temporary, non-operating write down of our investments in auction rate securities rated AA and AAA at the date of purchase net of gains realized as the result of sales of these securities. The liquidity and fair value of these securities has been impacted by the failure of these markets. We have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated fair value. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
GAAP gross profit	$118,427	$103,390	$53,043
Stock-based compensation	315	216	186
Amortization of acquisition-related step-up value of inventory	—	2,634	—

Non-GAAP gross profit	$118,742	$106,240	$53,229

GAAP gross profit as a % of revenue	49.7%	48.2%	47.3%
Stock-based compensation	0.1%	0.1%	0.1%
Amortization of acquisition-related step-up value of inventory	—%	1.2%	—%

Non-GAAP gross profit as a % of revenue	49.8%	49.5%	47.4%

GAAP operating expenses	$87,783	$82,712	$54,542
Stock-based compensation	(14,411)	(12,814)	(10,552)
Amortization of acquired intangible assets	(8,266)	(9,115)	(2,885)
Acquisition-related charges	(317)	(466)	—

Non-GAAP operating expenses	$64,789	$60,317	$41,105

GAAP income (loss) from operations	$30,644	$20,678	$(1,499)
Stock-based compensation	14,726	13,030	10,738
Amortization of acquired intangible assets	8,266	9,115	2,885
Amortization of acquisition-related step-up value of inventory	—	2,634	—
Acquisition-related charges	317	466	—

Non-GAAP income from operations	$53,953	$45,923	$12,124

GAAP income (loss) from operations as a %of revenue	12.9%	9.6%	(1.3)%
Stock-based compensation	6.2%	6.1%	9.5%
Amortization of acquired intangible assets	3.4%	4.3%	2.6%
Amortization of acquisition-related step-up value of inventory	—%	1.2%	—%
Acquisition-related charges	0.1%	0.2%	—%

Non-GAAP income from operations as a % of revenue	22.6%	21.4%	10.8%

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Six Months Ended June 30,
	2010	2009
GAAP gross profit	$221,817	$95,124
Amortization of acquisition-related step-up value of inventory	2,634	—
Stock-based compensation	531	359

Non-GAAP gross profit	$224,982	$95,483

GAAP gross profit as a % of revenue	49.0%	47.5%
Amortization of acquisition-related step-up value of inventory	0.6%	—%
Stock-based compensation	0.1%	0.2%

Non-GAAP gross profit as a % of revenue	49.7%	47.7%

GAAP operating expenses	$170,495	$105,818
Stock-based compensation	(27,225)	(19,532)
Amortization of acquired intangible assets	(17,381)	(5,770)
Acquisition-related charges	(783)	—

Non-GAAP operating expenses	$125,106	$80,516

GAAP income (loss) from operations	$51,322	$(10,694)
Stock-based compensation	27,756	19,891
Amortization of acquired intangible assets	17,381	5,770
Amortization of acquisition-related step-up value of inventory	2,634	—
Acquisition-related charges	783	—

Non-GAAP income from operations	$99,876	$14,967

GAAP income (loss) from operations as a % of revenue	11.3%	(5.3)%
Stock-based compensation	6.1%	9.9%
Amortization of acquired intangible assets	3.9%	2.9%
Amortization of acquisition-related step-up value of inventory	0.6%	—%
Acquisition-related charges	0.2%	—%

Non-GAAP income from operations as a % of revenue	22.1%	7.5%

Editorial Contacts:

Molly Mulloy

Atheros Communications

408-830-5850

molly.mulloy@atheros.com

Greg Wood

A&R Edelman for Atheros

650-762-2838

gwood@ar-edelman.com

Investor Contact:

David H. Allen

Atheros Communications

408-830-5762

david.allen@atheros.com